UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 14, 2022

NOCERA, INC.

(Exact name of registrant as specified in charter)

Nevada	001-41434	16-1626611
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3F (Building B), No. 185, Sec. 1, Datong Rd., Xizhi Dist., New Taipei City Taiwan 221, ROC

(Address of principal executive offices and zip code)

(886) 910-163-358

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	NCRA	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 8.01 Other Events.

As previously reported on a Current Report on Form 8-K of Nocera, Inc., a Nevada corporation (the “Company”), filed with the Securities and Exchange Commission on August 16, 2022, the Company consummated a public offering of 1,880,000 units (the “Units”) pursuant to an effective Registration Statement on Form S-1, as amended (File No. 333-264059), originally filed with the Securities and Exchange Commission (the “SEC”) on April 1, 2022, and declared effective by the SEC on August 10, 2022.

Each Unit consisted of one share of common stock, par value $0.001 per share (the “Common Stock”), and one warrant to purchase two shares of Common Stock (the “Warrants”) until August 16, 2027 (the fifth anniversary of the date of issuance) for $3.85 per share, subject to adjustment in the event of stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting the Common Stock as described in the Warrants.

Under the terms of the Warrants, the exercise price shall be decreased to the greater of (i) $1.925, which represents 50% of the exercise price and (ii) 100% of the last volume weighted average price immediately preceding the 90th calendar day following the initial issuance date (the greater of (i) and (ii), the “Reset Price”) if, on the date that is 90 calendar days immediately following the initial issuance date, the Reset Price is less than the exercise price on that date.

On November 14, 2022, the exercise price decreased to $1.925. The reset exercise price remains subject to adjustment in the event of stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting the Common Stock as described in the Warrants.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOCERA, INC.

Date: November 18, 2022	By: /s/ Yin-Chieh Cheng
Name: Yin-Chieh Cheng
Title: President and Chief Executive Officer

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